SCHEDULE 14A INFORMATION

                       PROXY STATEMENT PURSUANT TO SECTION
                             14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)



Filed by the Registrant  [X]

Filed by a Party other than the Registrant [__]

Check the appropriate box:

[__]  Preliminary Proxy Statement  [__] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[__]  Definitive Additional Materials

[__]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                  Go2Net, Inc.

                (Name of Registrant as Specified In Its Charter)

                                  Go2Net, Inc.

                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[__] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[__]  Fee paid previously with preliminary materials.

[__] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:




                                  GO2NET, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

  The Annual Meeting of the Stockholders of Go2Net, Inc. will be held on Monday, March 22, 1999, at 11:00 a.m., Local Time, at First Interstate Center, 999 Third Avenue, 40th Floor Conference Room, Seattle, Washington, for the following purposes:

    1. To elect six directors of the Company to serve until the next Annual Meeting of Stockholders as more fully described in the accompanying Proxy Statement.

    2. To consider and act upon a proposal to ratify, confirm and approve an amendment to the Go2Net, Inc. 1996 Stock Option Plan to increase the number of shares reserved for grant thereunder from 5,000,000 to 8,000,000.

    3. To consider and act upon a proposal to ratify, confirm and approve the Go2Net, Inc. 1999 Employee Stock Purchase Plan.

    4. To consider and act upon a proposal to ratify, confirm and approve the selection of Ernst & Young LLP as the independent certified public accountants of the Company for fiscal year 1999.

    5. To consider and act upon any other business which may properly come before the meeting.

  The Board of Directors has fixed the close of business on February 18, 1999 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

  PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.


                                   By order of the Board of Directors



                                            ETHAN CALDWELL
                                            Secretary

Seattle, Washington
February 22, 1999

                                  GO2NET, INC.

                                 PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Go2Net, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Monday, March 22, 1999, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is February 22, 1999.

  If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholders. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

  The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of the nominees for director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting are required to approve all other matters listed in the notice of the meeting.

  The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

  The Company's principal executive offices are located at 999 Third Avenue, Suite 4700, Seattle, Washington 98104, (206) 447-1595.

                        RECORD DATE AND VOTING SECURITIES

  Only stockholders of record at the close of business on February 18, 1999 are entitled to notice of and to vote at the meeting. On January 27, 1999, the Company had outstanding and entitled to vote 12,672,200 shares of Common Stock, par value $.01 per share ("Company's Common Stock" or "Common Stock"), as adjusted to give effect to a 2 for 1 stock split payable on February 22, 1999. All share and option amounts stated in this Proxy Statement have been adjusted to give effect to the stock split. Each outstanding share of the Company's Common Stock entitles the record holder to one vote. All votes will be tabulated by employees of Continental Stock Transfer & Trust Company, the Company's transfer agent for the Common Stock, who will serve as inspectors of election. Abstentions and broker non-votes are each included in the determination of the number of shares present but are not counted on any matters brought before the meeting.

                              ELECTION OF DIRECTORS

  The Board of Directors has fixed the number of directors at six for the coming year. It is proposed that each of the nominees listed below will be elected to hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed.

  The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If any nominee should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute as the Board of Directors may recommend. No nominee is related to any other executive officer of the Company.

Nominees

  The nominees for election as directors, their ages, their positions with the Company, the period during which they have served as directors and their principal occupations and other directorships held by them are set forth below.

  Russell C. Horowitz, 32 years old, is a founder of the Company and has served as its Chief Executive Officer, Chief Financial Officer and a director since its inception in February 1996 and as President from inception through January 1999. In March 1996, Mr. Horowitz founded Xanthus Capital, L.P., a Seattle, Washington-based merchant bank that focuses primarily on developing companies in emerging growth industries or special situations. Mr. Horowitz serves as the Chief Executive Officer and a director of Xanthus Management, L.L.C., the general partner of Xanthus Capital, L.P., and of DMR Investments, L.L.C., the investment advisor to Xanthus Capital, L.P. In July 1992, Mr. Horowitz was a founder of Active Apparel Group, Inc., a New York based apparel supplier. From 1992 until April 1994, Mr. Horowitz served as its Chief Financial Officer; and from May 1994 until May 1997, Mr. Horowitz served as its Director of Corporate Development and Investor Relations. Prior to July 1992, Mr. Horowitz served as a financial advisor to start-up and developing companies. Mr. Horowitz received a B.A. in Economics from Columbia College of Columbia University in 1988.

  John Keister, 32 years old, is a founder of the Company and has served as the Company's President since January 1999, its Chief Operating Officer from its inception in February 1996 through January 1999 and a director since September 1997. From 1994 to February 1996, Mr. Keister served as the President, Chief Operating Officer and a director of ViewCom Technology International, Inc., a Seattle, Washington-based computer software developer. From 1992 to 1994, Mr. Keister managed European marketing operations for Dorian International, Inc., a White Plains, New York-based export management company. Mr. Keister received a B.A. in International Affairs and Philosophy from Occidental College in 1989.

  Michael J. Riccio, Jr., 37 years old, has served as the Company's Chief Operating Officer since January 1999, and a director of the Company since September 1997. From 1989 through December 1998, Mr. Riccio was an attorney with Hutchins, Wheeler & Dittmar, a Boston-based law firm, most recently serving as a shareholder of the Firm. Prior to joining Hutchins, Wheeler & Dittmar, Mr. Riccio was an associate of Willkie Farr & Gallagher, a New York-based law firm. Mr. Riccio received a B.S. in Business Administration from Bucknell University in 1983 and a J.D. from Albany Law School of Union University in 1986.

  Dennis Cline, 38 years old, Mr. Cline has served as a director of the Company since August 1999. Mr.Cline currently serves as the Executive Vice-President of Worldwide Sales for Network Associates, Inc., formerly known as McAfee Associates, Inc., a leading provider of network security and management tools for corporate accounts whose common stock is trading on the Nasdaq National Market System under the symbol "NETA." Mr. Cline has served in a variety of executive sales positions for McAfee Associates, Inc. since 1994. From January 1993 to November 1993, Mr. Cline was Vice President of Worldwide Sales for Fifth Generation Systems, a software utilities company. Prior to 1993, Mr. Cline worked in sales management for various technology companies including: GCC Technologies, Inc., a manufacturer of computer printers, Alias Research, a graphic software company, Claris Corporation, an application software company, and the Microsoft Corporation.

  Martin L. Schoffstall, 38 years old, has served as a director of the Company since August 1996. Mr. Schoffstall was a co-founder of PSINet, Inc., an Internet access and service provider whose common stock is quoted for trading on the Nasdaq National Market System under the symbol "PSIX." Mr. Schoffstall had been a Senior Vice President, Chief Technology Officer and a director of PSINet, Inc. since its inception in 1990 until 1996. In 1996 Mr. Schoffstall founded
Conducent  Technologies,   Inc.,  an  Internet  content  provider  of  software
and technology for the World Wide Web. Mr.  Schoffstall serves as the President, Chief Executive Officer and Chairman of the Board of Conducent Technologies, Inc. Since June 1996, Mr. Schoffstall has served as a director of Ascend Communications, Inc., a world-wide provider of remote computer networking solutions whose common stock is quoted for trading on the Nasdaq National Market System under the symbol "ASND." Prior to forming PSINet, Inc. and Conducent Technologies, Inc., Mr. Schoffstall was co-founder of, and from January 1987 to December 1989, served as Vice President for Technology and Marketing for, NYSERNet. From May 1985 until December 1988, Mr. Schoffstall was an instructor at Rensselaer Polytechnic Institute. Mr. Schoffstall also served, from May 1984 until May 1985, as a Senior Systems Engineer for Cadmus Computer Systems and, from June 1982 until May 1984, as a systems engineer for Internet protocols at Bolt, Beranek & Newman Inc. Mr. Schoffstall co-authored
the national standard network management  software,   Simple Network Management
Protocol. Mr. Schoffstall received a E.C.S.C. from Rensselaer Polytechnic Institute in 1982.

  Dr. Oren Etzioni, 35 years old, has served as a director of the Company since October 8, 1998. Dr. Etzioni is a professor at the University of Washington's Department of Computer Science. Dr. Etzioni is the co-creator of the renowned MetaCrawler online search service and also co-founded Netbot, Inc., which was acquired by Excite, Inc. in 1997. Dr. Etzioni has published more than 50 technical papers on intelligent software agents, Web search technology and machine learning, among other topics. His work has been featured in The New York Times, Newsweek, Forbes Magazine, Business Week, The Economist and Discover Magazine. He received a bachelor's degree in computer science from Harvard University and Ph.D. from Carnegie Mellon University.

  THE  BOARD OF  DIRECTORS  RECOMMENDS  A VOTE  FOR THE  ELECTION  OF THE  ABOVE
NOMINEES.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

  During fiscal 1998, there were three meetings of the Board of Directors of the Company. All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during which they served as director and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. None of the directors received compensation for serving as directors of the Company, except that each of Messrs. Cline, Riccio, Schoffstall and Etzioni received options to acquire shares of Common Stock of the Company under the Company's 1996 Stock Option Plan, and Messrs. Horowitz, Keister and Riccio received compensation as employees of the Company. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Meetings of the Board or committees thereof.

  The Board of Directors has a Compensation Committee whose present members are Messrs. Cline and Etzioni. The Compensation Committee determines the compensation to be paid to key officers of the Company and administers the Company's stock option plans. During fiscal 1998, there was one meeting of the Compensation Committee.

  The Company also has an Audit Committee whose present members are Messrs. Cline and Schoffstall. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditors' fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 1998, there was one meeting of the Audit Committee.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 18, 1999 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors,
(iii) by each executive officer of the Company, and (iv) by all directors and executive officers who served as directors or executive officers at February 18, 1999 as a group.


Name and Address of                                                                         Amount and Nature of
  Beneficial Owner                                                                         Beneficial Ownership(1)  Percent of Class


Russell C. Horowitz(2)..............................................................            2,774,612                21.33%
  c/o Go2Net, Inc.
  999 Third Avenue
  Seattle, Washington 98104

John Keister(3).....................................................................              600,000                 4.61%
  c/o Go2Net, Inc.
  999 Third Avenue
  Seattle, Washington 98104

Michael J. Riccio, Jr.(4)...........................................................               245,556                1.91%
  101 Federal Street
  Boston, Massachusetts 02110

Dennis Cline(5).....................................................................               186,570                1.47%
  40 Landing Ct.
  Moorstown, New Jersey 08057

Martin L. Schoffstall(6)............................................................               120,000                0.95%
  5790 Devonshire Road
  Harrisburg, Pennsylvania 17112

Dr. Oren Etzioni(7).................................................................               33,600                 0.26%
  c/o Go2Net, Inc.
  999 Third Avenue
  Seattle, Washington 98104

All executive officers and
  directors as a group (6 persons)(3)...............................................            3,960,338               29.07%



(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 12,672,200 shares of Common Stock outstanding as of January 27, 1999.

(2) Includes 900,000 shares of Common Stock held by The Porpoise Corporation, a Washington corporation wholly owned by Mr. Horowitz and 203,828 shares of Common Stock held by Xanthus Management, LLC, of which Mr. Horowitz is a director and an executive officer. Mr. Horowitz disclaims beneficial ownership of the shares held by Xanthus Management, LLC, except to the extent of his pecuniary interests therein. Also, includes options to purchase 337,500 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(3) Includes options to purchase 312,500 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(4) Includes options to purchase 215,556 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(5) Includes options to purchase 20,000 shares of Common Stock that are currently exercisable.

(6) Includes 75,000 shares of Common Stock held by MLS-I, L.L.C., a limited liability company of which Mr. Schoffstall is an executive officer.

(7) Includes options to purchase 25,000 shares of Common Stock that are currently exercisable.



                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation.

  The Company's executive compensation program is administered by the Committee. The Committee, which is composed of two independent directors, establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining officers' compensation.

 Compensation Philosophy

  The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's shareholders. The Compensation policies are designed to achieve the following objectives:

      Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

      Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of shareholder value.

      Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

 Compensation Program

  The Company's executive compensation program has three major integrated components, base salary, annual incentive awards, and long term incentives.

  Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of Internet companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Company believes that base salaries for its executive officers are below competitive salary levels for similar positions in these Internet companies.

  Annual Incentive Awards. The Company's executive officers may be eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and long-term corporate and individual management goals. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. For 1998, there was no formal bonus program established for executives.

  Long-Term Incentives. The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long-term incentives through its 1996 Stock Option Plan, the purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are granted at fair market value and vest in installments generally over one to four years. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

Chief Executive Officer Compensation

  Mr. Horowitz's base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Horowitz's current annual base salary is $36,000 subject to annual review and increase by the Board of Directors of the Company. During fiscal 1998, Mr. Horowitz was granted options to purchase 150,000 shares of Common Stock at an exercise price of $9.375 per share, the fair market value of the Company's Common Stock on the date of the grant. The options have a 48-month term and provide that one-quarter of the options vest on each annual anniversary of the option grant.

Section 162(m) Limitation

  Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that required changes would not be in the best interest of the Company or its shareholders.


                                     COMPENSATION COMMITTEE



                                         DENNIS CLINE
                                         OREN ETZIONI

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

General

  Messrs. Cline and Etzioni serve as members of the Compensation Committee. Neither Mr. Cline nor Mr. Etzioni was an officer or employee of the Company or any of its subsidiaries during fiscal 1998.

  During fiscal 1998, Mr. Riccio, a director and Chief Operating Officer of the Company, was a shareholder of the law firm Hutchins, Wheeler & Dittmar, which is general counsel to the Company.

  On November 3, 1998, the Company purchased 13,158 shares of Series D Preferred Stock of Conducent Technologies, Inc. ("Conducent") of which Martin L. Schoffstall is chief executive officer. The terms of the investment were determined on an arm's length basis, with the purchase price being established by an independent third party investor.

                                PERFORMANCE GRAPH

  The graph set forth below compares the change in the Company's cumulative total stockholder return on its Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end of the period and April 23, 1997, the date the Company's Common Stock commenced trading on The Nasdaq SmallCap Market; by (ii) the share price at April 23, 1997) with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and the cumulative total return of the NASDAQ stocks business services index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the NASDAQ stocks business services index on April 23, 1997, and reinvestment of all dividends). During fiscal year 1998, the Company paid no dividends.

                Comparison of Five Year-Cumulative Total Returns
                              Performance Graph for
                                  Go2Net, Inc.

Prepared by the Center for Research in Security Prices
Produced on 01/26/99 including data to 09/30/98


   Measurement Period
  (Fiscal Year Covered)    NASDAQ       STOCK MARKET      Go2Net
                09/30/92   36.932          46.380          0.000
                           39.994          48.206          0.000
                           42.230          52.043          0.000
                           41.726          53.959          0.000
                           43.553          55.495          0.000
                           41.494          53.424          0.000
                           43.625          54.971          0.000
                           40.489          52.624          0.000
                           43.879          55.768          0.000
                           43.591          56.026          0.000
                           40.298          56.092          0.000
                           41.412          58.991          0.000
                09/30/93   43.806          60.748          0.000
                           44.645          62.114          0.000
                           44.625          60.262          0.000
                           44.375          61.942          0.000
                           46.770          63.823          0.000
                           47.212          63.227          0.000
                           45.013          59.339          0.000
                           44.977          58.569          0.000
                           46.941          58.712          0.000
                           44.181          56.565          0.000
                           44.431          57.725          0.000
                           49.084          61.405          0.000
                09/30/94   49.108          61.248          0.000
                           53.923          62.452          0.000
                           53.159          60.380          0.000
                           53.744          60.549          0.000
                           52.711          60.889          0.000
                           56.655          64.109          0.000
                           60.556          66.010          0.000
                           63.458          68.088          0.000
                           64.327          69.845          0.000
                           71.102          75.505          0.000
                           75.414          81.055          0.000
                           75.432          82.698          0.000
                09/30/95   77.455          84.600          0.000
                           81.332          84.115          0.000
                           82.110          86.090          0.000
                           81.453          85.632          0.000
                           81.084          86.054          0.000
                           85.939          89.329          0.000
                           86.133          89.626          0.000


                                        9








                           96.202          97.061          0.000
                           99.447         101.518          0.000
                           96.243          96.942          0.000
                           86.803          88.307          0.000
                09/30/96   89.257          93.255          0.000
                           98.940         100.389          0.000
                           96.767          99.280          0.000
                          103.096         105.417          0.000
                          101.834         105.323          0.000
                          110.448         112.808          0.000
                          101.334         106.571          0.000
                           93.328          99.614          0.000
                          100.000         100.000        100.000
                          104.223         102.728        108.228
                          116.243         114.375         82.278
                          118.832         117.873         62.025
                          130.692         130.315         68.354
                          127.307         130.117         68.354
                09/30/97  129.729         137.812         89.873
                                                         100.000

                                                          89.063
                                                          85.938
                                                         121.875
                                                         203.913
                                                         212.500
                                                         337.500
                                                         309.375
                                                         368.750
                                                         337.500
                                                         276.563
                9/30/98                                  187.500



                                     Legend

   Symbol     CRSP Total Returns Index for:       09/30/93     09/30/94     09/29/95    09/30/96    09/30/97   09/30/98



              Go2Net, Inc.                                                                                                 89.9
s
---- -- M     Nasdaq Stock Market (US Companies)    60.7         61.2         84.6       100.4        137.8
--------- O   NASDAQ Stock (SIC 7300-7399 US        43.8         49.1         77.5        98.9        129.7
              Companies) Business services


Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends. B. The indexes are reweighted daily, using the market capitalization on the previous trading day. C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all services was set to $100.0 on 04/23/97.

                             EXECUTIVE COMPENSATION

  The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and President for all services rendered in all capacities to the Company for the Company's fiscal year ended September 30, 1998 (the "Named Executive Officers").

                           Summary Compensation Table


                                                                                  Long Term
                                                                                Compensation

                                                      Annual                     Securities
                                                   Compensation                  Underlying       All Other


Name and Principal Position               Year         Salary        Bonus        Options #    Compensation($)


Russell C. Horowitz................       1998        $36,000         $0          150,000          $15,729
Chief Executive Officer                   1997        $36,000         $0          300,000          $17,791
                                          1996        $21,000         $0                0          $ 5,292

John Keister.......................       1998        $72,000         $0          200,000        $11,263
  President                               1997        $45,000         $0          300,000        $ 9,459
                                          1996        $26,250         $0                0        $ 4,549

Grants of Stock Options

  The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended September 30, 1998.

                              1998 Option Grants(l)


                                                                                    Potential
                                                                                   Realization
                                                                                Value at Assumed
                                                                                 Annual Rates of
                      Individual     % of Total                                    Stock Price
                        Grants     Options Granted                              Appreciation for

                        Option      to Employees     Exercise   Expiration         Option Term

Name                    Grants         in 1998         Price       Date         5%           10%



Russell C. Horowitz   150,000       5.62%         $9.375       4/3/2004       $478,259    $1,085,008
John Keister           50,000       1.87%         $4.375     10/24/2003        $74,396      $168,779
John Keister          150,000       5.62%         $9.375       4/3/2004       $478,259    $1,085,008


(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

Stock Option Exercises and September 30, 1998 Stock Option Values

  Set forth in the table below is information concerning the value of stock options held at September 30, 1998 by the Named Executive Officers of the Company. None of the Named Executive Officers exercised any stock options during the year ended September 30, 1998.

                    Aggregate Option Exercises in Last Fiscal
                 Year and Option values as of September 30, 1998


                                                                   Number of                     Value of Unexercised

                                                              Unexercised Options                In-The-Money Options
                          Shares Acquired    Value           at September 30, 1998             at September 30, 1998(1)

Name                        on Exercise    Realized      Exercisable      Unexercisable      Exercisable      Unexercisable


Russell C. Horowitz..       --             --            300,000          150,000            $1,050,000           $0
John Keister.........       --             --            300,000          200,000            $1,089,063       $117,188


(1) The amounts set forth represent the difference, if positive, between the fair market value of the Common Stock underlying the options at September 30, 1998 ($15 per share) and the exercise price of the options, multiplied by the applicable number of options.

Employment Agreements

  The Company has entered into employment agreements with each of Russell C. Horowitz, John Keister and Michael Riccio pursuant to which they serve as Chief Executive Officer, President and Chief Operating Officer, respectively, of the Company.

  Mr. Horowitz's employment agreement with the Company provides for a four-year term commencing March 1, 1996. Under this agreement, Mr. Horowitz receives an annual salary of $36,000. Mr. Keister's employment agreement with the Company provides for a four-year term commencing March 1, 1996. Under this agreement, Mr. Keister receives an annual salary of $45,000, which was increased to an annual salary of $72,000 starting October 1, 1997. Mr. Riccio's employment agreement with the Company expires January 31, 2002.
Under this agreement, Mr. Riccio receives an annual salary of $150,000, and a signing bonus of $25,000. Mr. Riccio was also granted options to purchase common stock under the employment agreement. While Mr. Horowitz's employment agreement provides that he may be engaged in other non-competing business activities, Mr. Horowitz has devoted substantially all of his time and effort to performing his duties as an executive officer of the Company. Mr. Horowitz will continue to devote substantially all of his time and effort to serving as an executive officer of the Company until, if ever, replacements or successors to his duties are employed by the Company.

  Each of the employment agreements described above provides for certain employee benefits, including, without limitation, participation in the Company's stock option plan or any other incentive or bonus plan which the Company may institute in the future, as well as health insurance. Each of the employment agreements provides for a one-year non-competition period following termination of the employment agreement.

                          APPROVAL OF AMENDMENT OF THE
                       GO2NET, INC. 1996 STOCK OPTION PLAN

General

  The Go2Net, Inc. 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors and approved by the Company's shareholders in March 1996. The purpose of the 1996 Plan is to attract and retain key employees, directors and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Under the 1996 Plan, incentive stock options may be granted to employees and officers of the Company or any subsidiary and non-qualified stock options may be granted to employees, officers, directors and consultants of the Company or any subsidiary.

Proposed Amendment to the 1996 Plan

  The Board of Directors has adopted an amendment to the 1996 Plan, subject to approval by the shareholders, to increase the aggregate number of shares that may be subject to grants thereunder from 5,000,000 to 8,000,000 in order to ensure that a sufficient number of shares are available for issuance in the future. The Board of Directors has adopted the amendment to the 1996 Plan to further the growth and financial success of the Company by aligning the personal interests of employees (through the ownership of Common Stock) with those of the shareholders of the Company. The Board of Directors believes that the increase in the number of shares that may be subject to option grants under the 1996 Plan will enhance the ability of the Company to attract, retain, compensate and motivate key employees, directors and consultants, and that the adoption of the amendment will be important to the future success of the Company.

  Set forth below is a summary of the principal provisions of the 1996 Plan, a copy of which may be obtained from the Secretary of the Company upon request. The affirmative vote of the holders of at least a majority of the Common Stock voting in person or by proxy at the meeting will be required for the approval of the amendment to the 1996 Plan.

Administration

  The 1996 Plan is administered by the Compensation Committee of the Board of Directors, subject to the supervision and control of the entire Board. The members of the Compensation Committee are appointed by the Board of Directors and the Board may from time to time appoint a member or members of the Compensation Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Compensation Committee however caused. The present members of the Compensation Committee are Messrs. Cline and Etzioni.

Eligibility

  Subject to the provisions of the 1996 Plan, the Compensation Committee has the authority to select optionees and to determine the terms of the options granted, including (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option (which in the case of an incentive stock option granted to employees or officers holding 10% or more of the voting stock of the Company cannot be in excess of five years), and (v) the time, manner and form of payment upon exercise of an option.

  In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Compensation Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual's service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee deems relevant.

Terms of Options

  Options granted under the 1996 Plan are exercisable at such times and during such period as is set forth in the option agreement, but cannot have a term in excess of ten years from the date of grant. The Compensation Committee is entitled to accelerate the date of exercise of any installment of any option, except that without the consent of the optionee, the Compensation Committee shall not accelerate the exercise date of any installment of any incentive stock option if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"). The option agreement may contain such provisions and conditions as may be determined by the Compensation Committee. The option exercise price for options designated as non-qualified stock options granted under the 1996 Plan is determined by the Compensation Committee. The option exercise price for incentive stock options granted under the 1996 Plan shall be no less than fair market value of the Common Stock of the Company at the time the option is granted and no less than 110% of the fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company. Options granted under the 1996 Plan may provide for the payment of the exercise price by delivery of cash or a check payable to the Company or shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or any combination thereof. The maximum number of shares of Common Stock with respect to which an option or options may be granted to any employee in any one calendar year cannot exceed 500,000 shares.

  An option is not transferable by the optionee except by will or by the laws of descent and distribution. Options are exercisable only while the optionee remains in the employ of the Company or for a limited period of time thereafter.

Termination or Amendment of the 1996 Plan

  Unless sooner terminated, the 1996 Plan shall terminate on March 10, 2006, ten years from the date on which the 1996 Plan was adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the 1996 Plan or make such modification or amendment as it deems advisable; provided, however, that the Board of Directors may not, without shareholder approval, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 1996 Plan or make any other change in the 1996 Plan which requires shareholder approval under applicable law or regulations. The Compensation Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided however that, without the consent of the optionee, the Compensation Committee shall not change the number of shares subject to an option, or the exercise price or term thereof.

Recapitalization; Reorganization; Change of Control

  The 1996 plan provides that the number and kind of shares as to which options may be granted thereunder and as to which outstanding options then unexercised shall be exercisable shall be adjusted to prevent dilution in the event of any reorganization or recapitalization (other than as the result of an Acquisition, as such term is hereinafter defined), reclassification, stock subdivision, combination of shares or dividends payable in capital stock. If the Company is to be consolidated with or acquired by another entity in a merger or in a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (ii) upon written notice to the optionees, provide that all options must be exercised (to the extent then exercisable) within a specified number of days of the date of such notice, at the end of which period the options shall terminate, or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

  Upon dissolution or liquidation of the Company, all options granted under the 1996 Plan shall terminate.

Tax Effects of Participation in the 1996 Plan

  Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of stock to the optionee upon exercise of the option and for more than two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition.

  In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee generally will recognize ordinary income to the extent of the lesser of (i) the fair market value of the stock at the time of exercise over the exercise price, or (ii) the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.

  For alternative minimum tax purposes, the excess of the fair market value of stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income for alternative minimum tax purposes. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.

  The Company will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition of shares by the optionee acquired upon exercise of the incentive stock option, the Company generally will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

  Under proposed regulations issued by the Internal Revenue Service, the exercise of an option with previously acquired stock of the Company will be treated as, in effect, two separate transactions. Pursuant to Section 1036 of the Code, the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except, as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares are transferred. For purposes of the one and two-year holding period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

  Non-Qualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a nonqualified stock option. On the exercise by an optionee of a non-qualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company. The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option.

  The Internal Revenue Service will treat the exercise of a non-qualified stock option with already owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like number of new shares under Section 1036 of the Code, with the exchanged shares retaining the basis and holding periods of the old shares. Second, there will be an issuance of additional new shares representing the spread between the fair market value of all the new shares (including the exchanged shares and the additional new shares) and the aggregate option price therefor. The fair market value of the additional new shares will be taxable as ordinary income to the employee under
Section 83 of the Code. The additional new shares will have a basis equal to the fair market value of the additional new shares.

  Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

New Plan Benefits

  It is not possible to state the persons who will receive stock options under the 1996 Plan in the future, nor the amount of options which will be granted thereunder. The following table provides information as to options granted under the 1996 Plan during fiscal 1998.


                                                                                                             1998
                                                                                                      Dollar     Number
Name and Position                                                                                      Value    of Units


Russell C. Horowitz.........................................................................            (1)      150,000
John Keister................................................................................            (1)      200,000
Executive officers as a Group...............................................................            (1)      350,000
Non-Executive Officer Employee Group........................................................            (1)    2,319,200


(1) The dollar value of options is equal to the difference between the exercise price of the options granted and the fair market value of the Company's Common Stock at the date of exercise. Accordingly, such dollar value is not readily ascertainable.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT.

                          APPROVAL OF THE GO2NET, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

General Information

         The 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan") is intended to provide a means whereby eligible employees may purchase Common Stock of the Company through payroll deductions. The Stock Purchase Plan is intended to provide a further incentive for employees to promote the best interests of the Company and to encourage stock ownership by employees in order that they may participate in the Company's economic growth.

         Two Hundred Fifty Thousand (250,000) shares of the Common Stock of the Company may be issued pursuant to the Stock Purchase Plan. The shares issued pursuant to the Stock Purchase Plan shall be either shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company and held as treasury shares. The number of shares issuable under the Stock Purchase Plan is subject to appropriate adjustment in the event of a stock split, a subdivision or consolidation of shares of Common Stock, capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

         Set forth below is a summary of the principal provisions of the Stock Purchase Plan.

Eligibility

         All persons employed by the Company and any subsidiaries are eligible to participate in the Stock Purchase Plan, except (i) persons whose customary employment is less than twenty hours per week or five months or less per year; and (ii) persons who have been employed by the Company for less than three months on the first day of the purchase period, with the exception of persons previously eligible. In addition, persons who are deemed for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary are ineligible to participate in the Stock Purchase Plan. Employment will be treated as continuing intact while a participating employee is on military leave or other bona fide leave of absence, for up to 90 days or for so long as such employee's right to re-employment is guaranteed by statute or contract, if longer than 90 days.

Administration

         The Stock Purchase Plan shall be administered by the Board of Directors or the Committee appointed from time to time by the Board of Directors. Committee members shall be ineligible to participate under the Stock Purchase Plan. All members of the Committee shall serve at the discretion of the Board. The Board of Directors or the Committee, if one has been appointed, is vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Stock Purchase Plan as it may deem advisable.
Determinations by the Board of Directors, or the Committee, as to the interpretation and operation of the Stock Purchase Plan shall be final and conclusive.

         The Stock Purchase Plan was adopted by the Board of Directors on January 28, 1999. The Stock Purchase Plan will continue in effect through January 28, 2009, provided, however, that the Board of Directors shall have the right to terminate the Stock Purchase Plan at any time. In the event of the expiration of the Stock Purchase Plan or its termination, all options then outstanding under the Stock Purchase Plan shall automatically be cancelled and the entire amount credited to the account of each participant hereunder shall be refunded to each such participant. In addition, the Board of Directors may amend the Stock Purchase Plan at any time without the consent of the participants, but no such amendment shall adversely affect options previously granted under the Stock Purchase Plan and no such amendment (without approval by the Company's stockholders) may: (a) increase the total number of shares of Common Stock which may be purchased by all participants, (b) change the class of employees eligible to receive options under the Stock Purchase Plan; (c) decrease the purchase price; (d) extend a purchase period thereunder; or (e) extend the term of the Stock Purchase Plan. The termination of the Stock Purchase Plan is not to be deemed an action which adversely affects options previously granted under the Stock Purchase Plan.

Operation of the Stock Purchase Plan

         There shall be two "purchase periods" within each full calendar year, one commencing on April 1 of each calendar year and continuing through September 30 of such calendar year, and the second commencing on October 1 of each calendar year and continuing through March 31 of such calendar year. Eligible employees may elect to become participants in the Stock Purchase Plan for a purchase period by completing a stock purchase agreement prior to the first day of the purchase period for which the election is made. The election to participate is effective for the purchase period for which it is made and there is no limit on the number of purchase periods for which an eligible employee may elect to become a participant in the Stock Purchase Plan. In the stock purchase agreement, the participating employee authorizes regular payroll deductions amounting to such full percentage of the participant's regular compensation as the participant shall designate. Such payroll deductions cannot amount to less than one percent (1%) nor more than ten percent (10%) of the participant's regular compensation and cannot exceed $25,000 per year.

         All sums deducted from the regular compensation of participants will be credited to a stock purchase account established for each participant on the books of the Company, but prior to use of such funds for the purchase of shares of the Company's Common Stock in accordance with the Stock Purchase Plan, the Company may use such funds for any valid corporate purpose. The Company is under no obligation to pay interest on funds credited to a participant's stock purchase account in any event.

         The purchase price of shares of the Company's Common Stock under the Stock Purchase Plan is the lower of (i) eighty-five

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percent  (85%) of the fair market value of a share of Common Stock for the first business day of the relevant purchase period, or (ii) eighty-five percent (85%) of such value for the relevant exercise date. The fair market value on a given day is the mean between the high and low sales prices of a share of Common Stock of the Company in the over-the-counter market. Each participating employee receives an option, effective on the first day of the purchase period, to purchase shares of Common Stock on the exercise date, which is the last business day of the purchase period. The number of shares which a participant may purchase under the option is the quotient of the aggregate payroll deductions in the purchase period authorized by the participant, divided by the purchase price. No employee can be granted an option under the Stock Purchase Plan to purchase shares of the Company's Common Stock having a fair market value (as of the date the option to purchase is granted) in any one calendar year of in excess of $25,000. No employee can be granted an option in one purchase period for more than 1,000 shares, or such other number of shares as determined from time to time by the Board or the Committee, as the case may be. The Stock Purchase Plan defines basic compensation as the regular rate of salary or wages in effect immediately prior to a purchase period, before any deductions or withholdings, and excluding overtime, bonuses, sales commissions and amounts paid in reimbursement for expenses.

         Each participating employee automatically and without any act on his part will be deemed to have exercised his option on the exercise date of the purchase period in which he is participating, to the extent that the balance in the participant's account under the Stock Purchase Plan is sufficient to purchase, at the purchase price in effect for the purchase period, whole shares of the Company's stock subject to his option. A participant has the right to cancel his participation in the Stock Purchase Plan for a purchase period by delivering a notice of cancellation to the Company not later than ten (10) days before the exercise date for such purchase period. In the event of such cancellation, the participant will receive in cash the amount credited to his account. Any participant who so withdraws from the Stock Purchase Plan may again become a participant at the start of the next purchase period.

         Upon dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving entity, every option outstanding under the Stock Purchase Plan shall terminate, and each participant shall be refunded the sums then in his account.

         Shares of Common Stock purchased under the Stock Purchase Plan shall be deemed to have been issued and sold at the close of business on the exercise date, and prior to that date a participant shall not have any rights or privileges as a shareholder of the Company with respect to such shares. Shares purchased under the Stock Purchase Plan shall be registered either in the participant's name or jointly in the names of the participant and his spouse as the participant shall designate in his stock purchase agreement. Such designation may be changed at any time by filing notice with the Company.

         Upon the participant's death or other termination of employment, his participation in the Stock Purchase Plan shall cease and the entire balance credited to his account under the Stock Purchase Plan shall be automatically refunded to him, or (in the event of death) to the participant's designated beneficiary, if any, under a group insurance plan of the Company covering him, or otherwise to his estate.

         The right to purchase shares of Common Stock under the Stock Purchase Plan is exercisable only by the participant during his lifetime and is not transferable by him. The grant of an option under the Stock Purchase Plan does not imply any right to continued employment with the Company for any participant.

         The high and low sale prices of the Company's Common Stock on the Nasdaq National Market on January 27, 1999 were $108 and $97, respectively.

Federal Tax Effects

         The Stock  Purchase  Plan is designed to satisfy  the  requirements  of
Section 423 of the Internal Revenue Code (as amended). Accordingly, an employee incurs no tax liability on the grant of an option to purchase shares under the Stock Purchase Plan nor on the acquisition of the shares upon exercise of the option.

         An employee will obtain favorable tax treatment on the disposition of shares acquired under the Stock Purchase Plan if the shares are held by the employee for at least two years from the first day of the purchase period in which the shares are purchased. Dispositions of the shares after the expiration of the two year period are called "qualifying dispositions." Upon a qualifying disposition, there will be included in the employee's gross income as compensation taxable at ordinary income rates (and not as capital gain) the lesser of (1) fifteen percent (15%) of the fair market value of the shares on the first day of the purchase period or (2) the

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





amount by which the fair market value of the shares at the time of disposition exceeded the actual purchase price. The basis of the employee's shares, which is initially equal to the actual purchase price, is increased by an amount equal to the amount includable as compensation in his or her gross income, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be long-term capital gain or loss.

         If an employee sells the shares before the expiration of the required holding period, which is a disqualifying disposition, the employee realizes ordinary income (compensation) in the year of the disposition to the extent of the excess of the fair market value of the shares on the last day of the purchase period over the actual purchase price. The basis of the employee's shares, which is initially equal to the actual purchase price, is increased by an amount equal to the amount includable as compensation in his or her gross income, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short term or long term, depending upon the holding period for the shares.

         The Company is not entitled to a deduction for amounts treated as ordinary income to an employee except to the extent of ordinary income recognized by an employee upon a disqualifying disposition.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Ernst & Young LLP as independent certified public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 1999. Ernst & Young LLP has served as independent accountants since 1996 to audit the financial statements of the Company.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on copies of such forms furnished as provided above, management believes that through the date hereof all Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were complied with.

                  TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1999 must be received at the Company's principal executive offices in Seattle, Washington on or before September 20, 1998. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusions.

                                  OTHER MATTERS

  Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

  The cost of this solicitation will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but regular

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employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

                                   10-K REPORT

  THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO RUSSELL C. HOROWITZ, GO2NET, INC., 999 THIRD AVENUE, SUITE 4700, SEATTLE, WASHINGTON 98104.

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                                 VOTING PROXIES

  The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.


                                        By order of the Board of Directors


                                        ETHAN CALDWELL
                                        Secretary

February 22, 1999


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